MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member 1
October 1, 2003 - March 31, 2004



PARTICIPATING	TRADE	PRICE	SHARES/PAR
PURCHASED		AMOUNT OF 	%
UNDERWRITING	PORTFOLIO(s)	DATE	PER SHARE (2)
AMOUNT	FROM		OFFER	UW


Huntington National Bank,  due 2.75%   10/16/06
MSIFT Limited Duration   10/3/03	99.83	 300,000
Credit Suisse First Boston	$300,000,000	0.100%
                                                         300,000 	0.100%
Eastman Kodak Co. ,   due 7.25%    11/15/13
MSIFT Balanced	 10/7/03	 99.88	  60,000
Citigroup	                 $500,000,000	  0.012%
MSIFT Core Plus Fixed Income  10/7/03	  99.88	 1,965,000
Citigroup		0.393%	 2,025,000              0.405%
Telecom Italia Capital,   due 4.00%   11/15/08
MSIFT Limited Duration   10/22/03     99.95      640,000
Citigroup                    $1,000,000,000                 0.064%
                                              640,000                 0.064%

Carter's Inc.MSIFT Mid Cap Growth  10/23/03   19.00   8,300
Goldman Sachs	  $118,750,000    0.133%
MSIFT Balanced	          10/23/03      19.00       200
Goldman Sachs	           0.003%       8,500       0.136%

Overnight Corporation MSIFT Balanced	10/30/03 19.00 1,000
Credit Suisse First Boston        $475,000,000  	0.004%
MSIFT Mid Cap Growth   10/30/03       19.00        34,800
Credit Suisse First Boston    0.139%
MSIFT U.S.  Small Cap Value	10/30/03	 19.00     17,700
Credit Suisse First Boston           0.071% 53,500     0.214%


ICI Wilmington, Inc.,  due  4.375%    12/01/08
MSIFT Balanced	11/18/03	  99.70	 65,000
Citigroup	                $5,000,000,000        0.001%
MSIFT Core Plus Fixed Income   11/18/03  99.70  1,985,000
Citigroup	                0.040%
MSIFT Intermediate Duration	   11/18/03  99.70       90,000
Citigroup	                0.002%
MSIFT Investment Grade Fixed Income	11/18/03	99.70  400,000
Citigroup	                0.008%
MSIFT Limited Duration   11/18/03  99.70    490,000
Citigroup	                0.010%
MSIFT U.S. Core Fixed Income   11/18/03  99.70  235,000
Citigroup	                0.005%	 3,265,000      0.066%

Hutchison Whampoa Int'l, Ltd.,  due 5.45%   11/24/10
MSIFT Core Plus Fixed Income   11/19/03  99.74  1,795,000
HSBC	$1,500,000,000	0.120%
MSIFT Intermediate Duration	   11/19/03   99.74    100,000
HSBC	             0.007%
MSIFT Investment Grade Fixed Income	11/19/03	99.74 400,000
HSBC	             0.027%	   2,295,000 	0.154%

Household Finance Corp.,   due 4.125%,  12/15/08
MSIFT Balanced	12/3/03	99.71	25,000
HSBC	     1,500,000,000	               0.002%
MSIFT Intermediate Duration	  12/3/03	  99.71   90,000
 HSBC		0.006%
MSIFT Investment Grade Fixed Income	12/3/03	99.71  450,000
HSBC	               0.030%
MSIFT Limited Duration  12/3/03   99.71   615,000
HSBC	               0.041%
MSIFT U.S. Core Fixed Income   12/3/03	   99.71	 265,000
HSBC	              0.018%	 1,445,000     0.097%

International Paper Co. ,  due   4.25%        01/15/09
MSIFT Balanced	12/10/03	  99.84	 90,000
Deutsche Bank	$500,000,000	 0.018%
MSIFT Core Plus Fixed Income  12/10/03   99.84	2,260,000
Deutsche Bank	0.452%
MSIFT Intermediate Duration	12/10/03	99.84   120,000
Deutsche Bank	0.024%
MSIFT Investment Grade Fixed Income	12/10/03	99.84  570,000
Deutsche Bank        0.114%
MSIFT U.S. Core Fixed Income  12/10/03  99.84   330,000
Deutsche Bank	0.066%	 3,370,000    0.674%

Kraton Polymers LLC/CAP,  due  8.125%   01/15/14
MSIFT High Yield	12/11/03	  100.00     335,000
Goldman Sachs     $200,000,000   0.168%
                                     335,000   0.168%

Nelnet, Inc. MSIFT U.S. Mid Cap Value  12/11/03  21.00  50,800
JP Morgan             $8,000,000      0.635%
                                    50,800	     0.635%

Elizabeth Arden, Inc.,   due 7.75%   01/15/14
MSIFT High Yield	1/8/04	100.00	260,000
Credit Suisse First Boston       $225,000,000    0.087%
                                                       260,000    0.087%

Primus Telecom Group, due 8.00% 01/15/14
MSIFT High Yield	1/13/04	100.00	 900,000
Lehman	      $240,000,000	0.375%
                               900,000	0.375%

Wachovia Corporation,  due  3.625%   02/17/09
MSIFT Intermediate Duration	  2/3/04	99.77   60,000
Wachovia Corporation           $1,250,000,000     0.005%
MSIFT Limited Duration      2/3/04    99.77       960,000
Wachovia Corporation       0.077%  1,020,000    0.082%
Assurant, Inc.
MSIFT US Mid Cap Value    2/4/04   22.00    55,400
Merrill Lynch        $1,760,000,000       0.069%
MSIFT Value          2/4/04     22.00     154,400
Merrill Lynch      0.193%  209,800      0.262%


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
Morgan Stanley Closed End Institutional Funds (MS)
Morgan Stanley Institutional Fund, Inc. (MSIF)
Morgan Stanley Institutional Fund Trust (MSIFT)
The Universal Institutional Funds, Inc. (UIF)